EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

I, David Loflin, President of Diamond I, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-KSB for the fiscal year ended December 31, 2004, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 25, 2005.	/s/ DAVID LOFLIN
David Loflin, President (principal executive officer)